Exhibit 99.B(e)(1)

                                 Citizens Funds
                                230 Commerce Way
                                    Suite 300
                              Portsmouth, NH 03801

                          ____________ _________, 2000

Citizens Securities, Inc.
230 Commerce Way
Suite 300
Portsmouth, NH 03801

         RE: Citizens International Growth Fund(sm) - Distribution Agreement

Ladies and Gentlemen:

         This letter serves as notice that Citizens International Growth Fund (the "Fund") is hereby added to the list of series of Citizens Funds (the "Trust") to which Citizens Securities, Inc. ("Citizens Securities") renders services as distributor pursuant to the terms of the Distribution Agreement dated as of May 16, 1992, as amended (the "Agreement") between the Trust and Citizens Securities.

         The fees to be paid to Citizens Securities with respect to the Fund, pursuant to the Agreement are as follows:

                  Citizens International Growth Fund (Standard shares) - 0.25%

         Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                            CITIZENS FUNDS

                                            By:_________________________________

                                            Title:______________________________

Acknowledgement:

CITIZENS SECURITIES, INC.

By:_________________________________

Title:______________________________